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As filed with the Securities and Exchange Commission on January 24, 2003

Registration No. 333-65624

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Aon CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	36-3051915 (I.R.S. Employer Identification No.)

200 East Randolph Street
Chicago, Illinois 60601
(312) 381-1000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Raymond I. Skilling
Executive Vice President and Chief Counsel
Aon CORPORATION
200 East Randolph Street
Chicago, Illinois 60601
(312) 381-1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

        This Post-Effective Amendment No. 1 to Form S-3 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such a date as the Commission, acting pursuant to said Section 8(c), may determine.

Explanatory Note

        Pursuant to a Registration Statement on Form S-3 (File No. 333-65624) filed with the Securities and Exchange Commission on July 23, 2001 (the "Registration Statement"), Aon Corporation (the "Company") registered an aggregate of 2,000,000 shares of the Company's common stock, par value $1.00 per share (the "Common Stock") for the account of certain stockholders of the Company (the "Selling Stockholders"). The Company's obligation to the Selling Stockholders to keep the Registration Statement effective has terminated because all of the Common Stock has been sold by the Selling Stockholders. Accordingly, this post-effective amendment No. 1 to the Registration Statement is being filed for the purpose of terminating the Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Chicago, State of Illinois, as of January 24, 2003.

AON CORPORATION
By:	/s/ PATRICK G. RYAN Patrick G. Ryan Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated as of January 24, 2003.

Signature	Capacity

/s/ PATRICK G. RYAN Patrick G. Ryan	Chairman and Chief Executive Officer (Principal Executive Officer)
/s/ HARVEY N. MEDVIN Harvey N. Medvin	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
* Edgar D. Jannotta	Director
* Lester B. Knight	Director
* Perry J. Lewis	Director
* R. Eden Martin	Director
* Andrew J. McKenna	Director
* Robert S. Morrison	Director
* Richard C. Notebaert	Director

II-1

* Michael D. O'Halleran		President, Chief Operating Officer and Director
* Patrick G. Ryan, Jr.		Director
* John W. Rogers, Jr.		Director
* George A. Schaefer		Director
* Raymond I. Skilling		Executive Vice President, Chief Counsel and Director
* Carolyn Y. Woo		Director
*By:	/s/ PATRICK G. RYAN Patrick G. Ryan Attorney-in-Fact

II-2

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SIGNATURES